COVANCE INC.

                           DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

                           Effective December 3, 1996
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This is the Covance Inc.  Deferred  Compensation  Plan for Directors,  effective
December  3, 1996 (the  "Plan"),  established  by Covance  Inc.  to provide  its
non-employee   directors  with  an  additional  method  of  planning  for  their retirement. The Plan is intended to be an unfunded plan maintained for the purpose of providing deferred compensation to the non-employee directors of Covance Inc.

Section 1.  Effective Date

The effective date of the Plan is December 3, 1996.

Section 2.  Eligibility

Any Director of Covance Inc. (the "Company") who is not an officer or employee of the Company or a subsidiary thereof is eligible to participate in the Plan.

Section 3.  Deferred Compensation Accounts

There shall be established for each participant a deferred compensation account or accounts in the participant's name.

Section 4.  Amount of Deferral

A participant may elect to defer receipt for any year of either (a) all of the compensation payable to the participant for serving on the Board of Directors of the Company and Committees of the Board of Directors or (b) only the retainer (basic annual fee) payable to the participant for membership on such Board.

Section 5.  Investment of Deferred Amounts

      (a) General. A participant may designate, in increments of 10%, the compensation to be deferred or compensation already deferred to be allocated to a cash account and a market value account or any combination of such accounts. Any change in such designation of future deferrals under the Plan may be made no later than the 15th day of each March, June, September and December during the deferral period to be effective on the date next following such notification that compensation would have been paid in accordance with the Company's normal practice but for the election to defer. Any change in such designation of amounts already deferred under the Plan may be made no later than December
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      15th of any Plan Year and shall become  effective as of January 1st of the next Plan Year.

(b) Cash Account. The amount, if any, in the participant's deferred compensation cash account shall be credited with interest, to be compounded quarterly, calculated prospectively at a rate equal to the prime rate in effect on the date compensation would have been paid in accordance with such practice on the first day of each January, April, July and October during the deferral period.

(c) Market Value Account. The amount, if any, in or allocated to the participant's deferred compensation market value account on each date compensation would have been paid in accordance with the Company's normal practice but for the election to defer shall be expressed in units, the number of which shall be equal to such amount divided by the closing price of shares of the Company's Common Stock on the New York Stock Exchange (hereinafter referred to as "Market Value") on such date or on the trading day next preceding such date if such date is not a trading day. On each date that the Company pays a regular cash dividend on shares of its Common Stock outstanding, the participant's account shall be credited with a number of units equal to the amount of such dividend per share multiplied by the number of units in the participant's account on such date divided by the Market Value on such dividend date or on the trading day next preceding such date if the dividend payment date is not a trading day. The value of the units in the participant's market value account on any given date shall be determined by reference to the Market Value on such date.

(d) Recapitalization. The number of units in the participant's market value account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company, or any distribution or spin-off of assets (other than cash) to the stockholders of the Company.

Section 6.  Period of Deferral

A participant may elect to defer receipt of compensation either (a) until a specified year in the future or (b) until the participant's termination of service as a Director of the Company. If alternative (a) is elected, actual payment will be made or will commence within sixty days after the beginning of the year specified. If alternative (b) is elected, payment will be made or will commence within sixty days after termination of services as a Director of the Company. In addition, at any point prior to a year in which a distribution of any or all of a participant's account is scheduled for distribution pursuant to this Section 6, the participant shall have the option to further defer all or part of the scheduled distribution to a later year. A scheduled distribution or portion thereof may, however, be further deferred only once.

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Section 7   Accelerated Distributions

(a) Hardship Distributions. A participant may elect to receive a distribution of amounts credited to his account prior to the date or dates originally elected under Section 6 without penalty if such distribution is necessary as a result of an unforeseen hardship and the amount of the distribution is limited to an amount reasonably necessary to satisfy the unforeseen hardship. For this purpose, an "unforeseen hardship" is defined as severe financial hardship to a participant resulting from a sudden and unexpected illness or accident of the participant or of a participant's dependent, loss of a participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control. In addition, an unforeseen hardship will not be considered to have occurred if such hardship is or may be relieved through reimbursement by insurance or liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe hardship

(b) Other Accelerated Distributions. A participant may elect to receive a distribution of all or a portion of his account for any reason prior to the date or dates originally elected under Section 6, subject to the following forfeiture and suspension provisions.

      (i) Forfeiture. A participant shall forfeit 10% of his account balance under the Plan if he elects an accelerated distribution under this Section 7(b). Any amounts forfeited under this Section 7(b) shall not be distributed or allocated to any other account in the Plan.

      (ii) Suspension of Participation. If a participant elects to accelerate a distribution under this Section 7(b), he will not be entitled to defer any additional compensation under the Plan for the Plan Year in which he elected the accelerated distribution and the Plan Year immediately following the Plan Year in which the participant elected to accelerate a distribution.

Section 8.  Form of Payment

On the participant's deferral election form, the participant shall elect to receive the compensation deferred under the Plan in either (a) a lump sum or (b) a number of annual installments as specified by the participants. All amounts in the participant's cash and market value accounts shall be paid in cash.

Section 9.  Death or Disability Prior to Receipt

In the event that a participant dies or becomes totally and permanently disabled prior to receipt of any or all of the amounts payable to the participant pursuant to the Plan, any amounts remaining in the participant's deferred compensation account may be paid to the beneficiary so designated on his election form in a lump sum within sixty (60) days following the Company's notification of the participant's death or disability.

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Section 10. Time of Election of Deferral

Effective January 1, 1997 the period commencing January 1 and ending December 31 of each year shall be the Plan Year.

An election to defer compensation may be made by a nominee for election as a Director prior to, or concurrently with the nominee's election for, the term for which the nominee is being elected, and may be made by a person then currently serving as a Director for the next succeeding Plan Year no later than the preceding December 15th.

Section 11. Manner of Electing Deferral

A participant may elect to defer compensation by giving written notice to the Secretary of the Company on a form provided by the Company, which notice shall include the amount to be deferred, the accounts to which such amounts are to be allocated and the percentage (in increments of 10%) of such amounts to be allocated to each account, the period of deferral, and the form of payment, including the number of installments.

Section 12. Effect of Election

An election to defer compensation shall be irrevocable once the Plan Year to which it applies has commenced, and may be revoked or modified only upon demonstration of unforeseen hardship, as defined in Section 7 of the Plan, and with the concurrence of the Compensation Committee of the Board of the Company. An election covering more than one Plan Year may be revoked or modified with respect to Plan Years not yet begun by notifying the Secretary of the Company in writing at least fifteen (15) days prior to the commencement of such Plan Year.

Section 13. Participant's Rights Unsecured

The Plan is an unfunded plan and the right of any participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

Section 14. Statement of Accounts

Statements will be sent to each participant each year as to the value of the participant's deferred compensation accounts as of the end of the preceding December.

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Section 15. Assignability

No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution. The participant may not sell, assign, transfer, pledge or otherwise encumber any interest in the participant's deferred compensation account and any attempt to do so shall be void against, and shall not be recognized by, the Company.

Section 16. Administration

The Compensation Committee of the Board will determine the plan administrator, who together shall have the authority to adopt rules and regulations for carrying out the Plan and interpret, construe and implement the provisions of the Plan.

Section 17. Amendment

The Plan may at any time or from time to time be amended, modified or terminated by the Company. No amendment, modification or termination shall, without the consent of the participant, adversely affect accruals in such participant's deferred compensation account.

Section 18. Claims Procedure

(a) Denial of Claim for Benefits. Any denial by the Compensation Committee of any claim for benefits under the Plan by a participant shall be stated in writing by the Compensation Committee and delivered or mailed to the participant. The Compensation Committee shall furnish the participant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the participant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Compensation Committee expects to render the final decision. The notice of the Compensation Committee decision shall be written in a manner calculated to be understood by the participant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.

(b) Appeal of Denial. The participant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Compensation Committee. As a part of any such appeal, the participant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her

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      claim. The  Compensation  Committee shall render a written decision on the participant's appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.

Section 19. Miscellaneous

(a) Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as a Director.

(b)   Non-alienation.  No amounts payable under the Plan shall be subject in any
      manner  to   anticipation,   assignment,   or  voluntary  or   involuntary
      alienation.

(c) Facility of Payment If the Compensation Committee, in its sole discretion, deems a participant who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Compensation Committee may direct the Company to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Compensation Committee to disburse the same for the benefit of the participant. Payments made pursuant to this Section 11(c) shall operate as a discharge, to the extent thereof, of all liabilities of the Company and the Compensation Committee to the person for whose benefit the payments are made.

(d) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the state of New Jersey, to the extent not preempted by federal law.

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